Exhibit 99.1
Upstart Announces Second Quarter 2022 Results

SAN MATEO, Calif. – August 8, 2022 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending marketplace, today announced financial results for its second quarter of fiscal year 2022 ended June 30, 2022. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“This quarter’s results are disappointing and reflect a difficult macroeconomic environment that led to funding constraints in our marketplace,” said Dave Girouard, co-founder and CEO of Upstart. “In response we’re taking the necessary actions to build a more resilient and committed funding model over time. We're confident that our AI-based risk model is more accurate than ever, and provides the opportunity for long-term, sustainable growth.”

Second Quarter 2022 Financial Highlights
•Revenue. Total revenue was $228 million, an increase of 18% from the second quarter of 2021. Total fee revenue was $258 million, an increase of 38% year-over-year.

•Transaction Volume and Conversion Rate. Bank partners originated 321,138 loans, totaling $3.3 billion, across our platform in the second quarter, up 12% from the same quarter of the prior year. Conversion on rate requests was 13% in the second quarter of 2022, down from 24% in the same quarter of the prior year.

•Income (Loss) from Operations. Loss from operations was $(32.1) million, down from $36.3 million the prior year.

•Net Income (Loss) and EPS. GAAP net loss was $(29.9) million, down from $37.3 million in the second quarter of 2021. Adjusted net income was $1.0 million, down from $58.5 million in the same quarter of the prior year. Accordingly, GAAP diluted loss per share was $(0.36), and diluted adjusted earnings per share was $0.01 based on the weighted-average common shares outstanding during the period.

•Contribution Profit. Contribution profit was $120.9 million, up 25% year-over-year in the second quarter of 2022, with a contribution margin of 47% compared to a 52% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $5.5 million, down from $59.5 million in the same quarter of the prior year. The second quarter 2022 adjusted EBITDA margin was 2% of total revenue, down from 31% in the second quarter of 2021.

•Share Repurchases. Upstart repurchased 3.5 million shares of UPST totaling approximately $125 million.

Financial Outlook
For the third quarter of 2022, Upstart expects:
•Revenue of approximately $170 million
•Contribution Margin of approximately 59%
•Net Income of approximately ($42) million
•Adjusted Net Income of approximately ($9) million
•Adjusted EBITDA of approximately $0
•Basic Weighted-Average Share Count of approximately 81.8 million shares
•Diluted Weighted-Average Share Count of approximately 85.5 million shares

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on August 8, 2022. To access the call in the U.S. and Canada, dial +1 800-289-0720, conference code 2205299, and outside of the U.S. and Canada, dial +1 313-209-5140, conference code 2205299. A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 2205299), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 2205299). A call replay is available through August 15, 2022. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending marketplace partnering with banks and credit unions to expand access to affordable credit. By leveraging Upstart's AI marketplace, Upstart-powered banks and credit unions can have higher approval rates and lower loss rates for every race, ethnicity, age, and gender, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the third quarter of 2022. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "target", "aim", "believe", "may", "will", "should", "becoming", "look forward", "could", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business and any investments; and results of operations, including revenue, contribution margin, net income (loss), non-GAAP adjusted net income, adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to sustain our growth rates; the effectiveness of our credit decisioning models and risk management efforts; overall economic conditions, including interest rate changes; geopolitical events, such as the Russia-Ukraine conflict; disruptions in the credit markets; our ability to retain existing, and attract new, bank partners and lenders; our ability to access sufficient loan funding; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating bank during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating bank during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted net income per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, warrant expenses, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation and income and expense on warrants and other non-operating expenses because they are non-cash in nature and excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense and certain employer payroll taxes on employee stock transactions. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	June 30,
	2021	2022
Assets
Cash	$986,608	$790,431
Restricted cash	204,633	123,990
Loans (at fair value)	252,477	623,763
Property, equipment, and software, net	24,259	36,054
Operating lease right of use assets	96,118	90,352
Non-marketable equity securities	40,000	41,000
Goodwill	67,062	67,062
Intangible assets, net	19,906	17,768
Other assets (includes $26,676 and $39,869 at fair value as of December 31, 2021 and June 30, 2022, respectively)	129,392	126,598
Total assets	$1,820,455	$1,917,018
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$6,563	$22,030
Payable to investors	107,598	105,712
Borrowings	695,432	856,555
Accrued expenses and other liabilities (includes $13,095 and $11,812 at fair value as of December 31, 2021 and June 30, 2022, respectively)	103,418	75,785
Operating lease liabilities	100,366	99,865
Total liabilities	1,013,377	1,159,947
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 83,659,665 and 82,188,372, shares issued and outstanding as of December 31, 2021 and June 30, 2022, respectively	8	8
Additional paid-in capital	740,849	688,021
Retained earnings	66,221	69,042
Total stockholders’ equity	807,078	757,071
Total liabilities and stockholders’ equity	$1,820,455	$1,917,018

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
Revenue:
Revenue from fees, net	$187,297	$258,345	$303,467	$572,327
Interest income and fair value adjustments, net	6,649	(30,183)	11,824	(34,029)
Total revenue	193,946	228,162	315,291	538,298
Operating expenses:
Sales and marketing	75,916	105,212	125,292	238,661
Customer operations	24,164	51,072	41,552	99,479
Engineering and product development	31,431	57,045	50,419	107,036
General, administrative, and other	26,141	46,940	46,160	90,396
Total operating expenses	157,652	260,269	263,423	535,572
Income (loss) from operations	36,294	(32,107)	51,868	2,726
Other income (expense)	2	2,260	(5,249)	138
Net income (loss) before income taxes	36,296	(29,847)	46,619	2,864
(Benefit) provision for income taxes	(988)	24	(767)	43
Net income (loss)	$37,284	$(29,871)	$47,386	$2,821

Net income (loss) per share, basic	$0.49	$(0.36)	$0.63	$0.03
Net income (loss) per share, diluted	$0.39	$(0.36)	$0.51	$0.03
Weighted-average number of shares outstanding used in computing net income (loss) per share, basic	76,674,129	83,833,963	75,160,037	84,031,109
Weighted-average number of shares outstanding used in computing net income (loss) per share, diluted	94,802,123	83,833,963	93,193,153	94,509,060

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2022
Cash flows from operating activities
Net income	$47,386	$2,821
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in fair value of financial instruments	(4,167)	49,103
Stock-based compensation	29,808	55,379
Gain on loan servicing arrangement, net	(2,102)	(17,732)
Depreciation and amortization	2,799	6,135
Non-cash interest expense	216	1,537
Net changes in operating assets and liabilities:
Purchase of loans for immediate resale	(3,414,231)	(4,797,036)
Proceeds from immediate resale of loans	3,414,231	4,797,036
Purchase of loans held-for-sale	(38,311)	(1,125,765)
Principal payments received for loans held-for-sale	3,676	66,790
Proceeds from sale of loans held-for-sale	57,183	634,599
Other assets	(19,651)	13,196
Operating lease liability and right-of-use asset	448	5,265
Accounts payable	3,380	15,079
Payable to investors	31,446	(1,886)
Accrued expenses and other liabilities	23,785	(24,959)
Net cash provided by (used in) operating activities	135,896	(320,438)

Cash flows from investing activities
Purchase of loans held-for-investment	(42,548)	(13,876)
Proceeds from sale of loans held-for-investment	9,718	83
Principal payments received for loans held-for-investment	7,488	18,524
Principal payments received for notes receivable and repayments of residual certificates	6,349	3,912
Purchase of non-marketable equity security	—	(1,000)
Purchase of property and equipment	(1,997)	(5,578)
Capitalized software costs	(2,148)	(6,829)
Acquisition, net of cash acquired	(16,561)	—
Net cash used in investing activities	(39,699)	(4,764)

Cash flows from financing activities
Repurchases of common stock	—	(125,042)
Proceeds from secondary offering, net of underwriting discounts, commissions, and offering costs	263,931	—
Proceeds from borrowings	5,831	261,199
Repayments of borrowings	(62,455)	(101,613)
Taxes paid related to net share settlement of equity awards	(236)	—
Proceeds from issuance of common stock under employee stock purchase plan	—	4,431
Proceeds from exercise of stock options	2,932	9,407
Net cash provided by financing activities	210,003	48,382
Change in cash and restricted cash	306,200	(276,820)

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2022
Cash and restricted cash at beginning of period	311,333	1,191,241
Cash and restricted cash at end of period	$617,533	$914,421

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
Revenue from fees, net	$187,297	$258,345	$303,467	$572,327
Income (loss) from operations	36,294	(32,107)	51,868	2,726
Operating Margin	19%	(12)%	17%	0%
Sales and marketing, net of borrower acquisition costs(1)	$4,984	$11,927	$8,237	$21,562
Customer operations, net of borrower verification and servicing costs(2)	4,469	6,941	7,595	13,021
Engineering and product development	31,431	57,045	50,419	107,036
General, administrative, and other	26,141	46,940	46,160	90,396
Interest income and fair value adjustments, net	(6,649)	30,183	(11,824)	34,029
Contribution Profit	$96,670	$120,929	$152,455	$268,770
Contribution Margin	52%	47%	50%	47%
_________
(1)Borrower acquisition costs were $70.9 million and $93.3 million for the three months ended June 30, 2021 and 2022, respectively, and were $117.1 million and $217.1 million for the six months ended June 30, 2021 and 2022, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.
(2)Borrower verification and servicing costs were $19.7 million and $44.1 million for the three months ended June 30, 2021 and 2022, respectively, and were $34.0 million and $86.5 million for the six months ended June 30, 2021 and 2022, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
Total revenue	$193,946	$228,162	$315,291	$538,298
Net income (loss)	37,284	(29,871)	47,386	2,821
Net Income (loss) Margin	19%	(13)%	15%	1%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$21,186	$30,836	$29,808	$56,765
Depreciation and amortization	1,983	3,354	2,799	6,135
Expense on convertible notes	13	1,170	31	2,339
(Benefit) provision for income taxes	(988)	24	(767)	43
Acquisition-related costs	17	—	1,237	—
Adjusted EBITDA	$59,495	$5,513	$80,494	$68,103
Adjusted EBITDA Margin	31%	2%	26%	13%
_________
(1)Excludes the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
Net income (loss)	$37,284	$(29,871)	$47,386	$2,821
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	21,186	30,836	29,808	56,765
Acquisition-related costs	17	—	1,237	—
Adjusted Net Income	$58,487	$965	$78,431	$59,586
Net income (loss) per share:
Basic	$0.49	$(0.36)	$0.63	$0.03
Diluted	$0.39	$(0.36)	$0.51	$0.03
Adjusted Net Income per Share:
Basic	$0.76	$0.01	$1.04	$0.71
Diluted	$0.62	$0.01	$0.84	$0.63
Weighted-average common shares outstanding:
Basic	76,674,129	83,833,963	75,160,037	84,031,109
Diluted	94,802,123	93,340,659	93,193,153	94,509,060
_________
(1)Excludes the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.